Exhibit 99.2

	CONTACT:	BOB READY OR
FOR IMMEDIATE RELEASE		RON STOWELL
DATE: JANUARY 21, 2010		(513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE SECOND QUARTER AND FIRST HALF ENDED DECEMBER 31, 2009,
AND DECLARES REGULAR QUARTERLY CASH DIVIDEND

Cincinnati, OH; January 21, 2010 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•	reported second quarter net sales of $69,374,000, an increase of 14.1% as compared to the same period of the prior fiscal year;

•	reported second quarter net income of $1,592,000 or $0.07 per share, as compared to a net loss of $(13,377,000) or $(0.61) per share for the same period of the prior fiscal year;

•	reported first half net sales of $137,050,000, an increase of 0.3% as compared to the same period of the prior fiscal year;

•	reported first half net income of $3,229,000 or $0.13 per share, as compared to a net loss of $(10,690,000) or $(0.49) per share for the same period of the prior fiscal year; and

•	declared a regular quarterly cash dividend of $0.05 per share payable February 9, 2010 to shareholders of record February 2, 2010.

Financial Highlights
(In thousands, except per
share data; unaudited)

	Three Months Ended December 31			Six Months Ended December 31
	2009	2008	% Change	2009	2008	% Change
Net Sales	$69,374	$60,787	14.1%	$137,050	$136,625	0.3%

Operating Income (Loss)	$2,933	$(14,007)		$5,430	$(9,791)

Net Income (Loss)	$1,592	$(13,377)		$3,229	$(10,690)

Earnings (Loss) Per Share (diluted)	$0.07	$(0.61)		$0.13	$(0.49)

	12/31/09	6/30/09
Working Capital	$76,415	$72,500
Total Assets	$167,688	$153,118
Long-Term Debt	$1,116	$--
Shareholders’ Equity	$146,465	$130,473

LSI Industries Inc. Fiscal 2010 Results
January 21, 2010

Second Quarter Fiscal 2010 Results

Net sales in the second quarter of fiscal 2010 were $69,374,000, an increase of 14.1% over last year’s second quarter net sales of $60,787,000.  Lighting Segment net sales increased 0.9% to $43,688,000 (sales to the Commercial / Industrial lighting market decreased 25%), Graphics Segment net sales increased 39.1% to $19,324,000, Technology Segment net sales decreased 80% to $235,000, Electronic Components Segment (a new segment in fiscal 2010) net sales were $4,409,000 and net sales of the All Other Category decreased 29.4% to $1,718,000.  The fiscal 2010 second quarter net income of $1,592,000 or $0.07 per share, compares to a fiscal 2009 second quarter net loss of $(13,377,000), or $(0.61) per share.  Second quarter fiscal 2010 includes pre-tax expense for an acquisition-related fair value inventory adjustment of $87,000 related to purchase accounting requirements of LSI ADL Technology’s finished goods and work-in-process inventory.  Second quarter fiscal 2009 includes a $13,250,000 pre-tax goodwill impairment charge.  Earnings per share represents diluted earnings per share.

First Half Fiscal 2010 Results

Net sales in the first half of fiscal 2010 were $137,050,000, an increase of 0.3% over last year’s first half net sales of $136,625,000.  Lighting Segment net sales decreased 10.3% to $83,329,000 (sales to the Commercial / Industrial lighting market decreased 27%), Graphics Segment net sales increased 18.3% to $41,421,000, Technology Segment net sales decreased 68% to $1,296,000, Electronic Components Segment (a new segment in fiscal 2010) net sales were $7,647,000 and net sales of the All Other Category decreased 28% to $3,357,000.  The fiscal 2010 first half net income of $3,229,000 or $0.13 per share compares to a fiscal 2009 first half net loss of $(10,690,000), or $(0.49) per share.  First half fiscal 2010 net income includes the following significant non-recurring pre-tax expenses:  acquisition-related costs of $513,000 and an acquisition-related fair value inventory adjustment of $613,000 related to purchase accounting requirements of LSI ADL Technology’s finished goods and work-in-process inventory.  First half fiscal 2009 includes a $13,250,000 pre-tax goodwill impairment charge.

Company Comments

Robert J. Ready, President and Chief Executive Officer, commented, “We are reasonably pleased with operating results for the second quarter and first half of fiscal 2010, particularly in light of the weak economic environment.  The outlook for the second half of fiscal 2010 is difficult to predict since we have substantially completed the major LED lighting project for a national convenience store customer and the non-residential construction market is extremely depressed and forecasted to decline further in 2010.  Throughout fiscal 2009 and 2010 we have taken many actions to reduce costs and right-size the business to fit market conditions.  This will serve us well when market conditions improve.

“Taking a longer view of the future, we believe LSI Industries is very well positioned to capitalize on the growth of the lighting industry over the next decade.  Clearly, the already present trends of energy efficiency, environmental legislation and cost effectiveness will drive the direction of lighting products and related technologies in the future.  LSI is truly a leader in providing and developing state-of-the-art efficient LED lighting and dynamic LED graphic signage.  The potential of LSI Industries resides in how we think about our long-term growth strategies while we employ short-term oriented tactics and actions to cut costs, improve efficiencies, and remain financially sound.  In short, we are in a mode where we are working to optimize results in challenging market conditions and, at the same time, are preparing the Company for further growth opportunities through carefully selected investments and resource deployment.

LSI Industries Inc. Fiscal 2010 Results
January 21, 2010

“Our most recent acquisition, AdL Technology, is proving to be of great benefit, is growing and profitable, and has been fully integrated.  Acquired in July 2009, LSI ADL engineers and manufactures custom designed circuit boards, assemblies, and sub-assemblies used in various applications, including the control of solid-state lighting.  So as to further establish and advance our leadership position in LED lighting, we made the decision to vertically integrate our capabilities in connection with designing, engineering, and producing the solid-state electronics that control and power LEDs.  As part of the LSI family, ADL allows us to stay on the leading edge of product development while at the same time providing opportunities to drive down manufacturing costs and control delivery of key components and systems.

“LSI offers a wide array of solid-state LED lighting and graphics products available in its niche and Commercial / Industrial lighting markets.  In November of 2009, we opened our new iZone Technology Center at our corporate headquarters in Blue Ash, Ohio.  This multi-faceted facility is dedicated to innovative new technology for lighting and graphics products. The iZone is complete with a 32-seat auditorium area and numerous displays of LSI’s latest, most innovative, energy-efficient lighting and graphics products, and is designed to serve as an education center as well as an idea-generator.  The iZone will be an integral tool in educating customers about LSI’s advanced products and underlying technologies.  It is part of LSI’s ongoing commitment to developing state-of-the-art, energy saving lighting and graphics products. I am pleased to report the iZone is proving to be very popular with our customers.

“On a positive note, we are now an approved supplier to a worldwide oil company for a lighting program incorporating solid-state LED advancements in energy-saving motion and high-definition dimming technology.  Further, there is increased interest in the adoption of our Crossover® LED products, including interest in Europe as we move forward to obtain CE certification.  Additionally, we expect to have additional lighting and graphics programs with a major convenience store customer, and there is definite progress to report with increased interest in our solid-state LED street lighting and parking garage lighting which is being positively influenced by stimulus dollars.

“Taken as a whole, the lighting and graphics industries continue to be in a recessionary period.  LSI is, of course, affected by this economic landscape.  However, LSI Industries has taken aggressive actions to right-size the business and continues to focus on the future by developing and introducing the most advanced solid-state LED lighting and graphics products while maintaining a sound balance sheet and positive cash flow.  We believe the post-recessionary environment will favor the products and services that LSI is so well positioned to supply. I look forward to reporting future developments and progress as the fiscal year unfolds.”

Balance Sheet

The balance sheet at December 31, 2009 included current assets of $93.5 million, current liabilities of $17.1 million and working capital of $76.4 million.  The current ratio was 5.48 to 1.  The Company has shareholders’ equity of $146.5 million, $1.1 million of long-term debt, and has borrowing capacity on its commercial bank facilities as of December 31, 2009 of $45 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $45 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company’s planned growth, including acquisitions.

LSI Industries Inc. Fiscal 2010 Results
January 21, 2010

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.05 per share payable February 9, 2010 to shareholders of record as of February 2, 2010.  The indicated annual cash dividend rate for fiscal 2010 is $0.20 per share.  LSI Industries has paid regular cash dividends since 1989.  The declaration and amount of any cash and stock dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements and future business developments and opportunities, including acquisitions.

Non-GAAP Financial Measures

This press release includes adjustments to the GAAP net income for the three and six month periods ended December 31, 2009 and 2008.  Adjusted net income and earnings per share, which excludes either goodwill impairment or the impact of the LSI ADL Technology acquisition deal costs and acquisition-related fair value inventory adjustment, is a non-GAAP financial measure.  We believe that it is useful as a supplemental measure in assessing the operating performance of our business.  This measure is used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of this non-GAAP measure to net income for the periods indicated, excluding the acquisition related costs.

(in thousands, except per share); unaudited

	Second Quarter
	FY 2010	Diluted EPS	FY 2009	Diluted EPS
Reconciliation of net income (loss) to adjusted net income:

Net income (loss) as reported	$1,592	$0.07	$(13,377)	$(0.61)

Adjustment for the acquisition deal costs and acquisition-related fair value inventory adjustment, inclusive of the income tax effect	34	--	--	--

Goodwill impairment, inclusive of the income tax effect	--	--	12,637	0.58

Adjusted net income and earnings per share	$1,626	$0.07	$(740)	$(0.03)

LSI Industries Inc. Fiscal 2010 Results
January 21, 2010

(in thousands, except per share); unaudited

	First Half
	FY 2010	Diluted EPS	FY 2009	Diluted EPS
Reconciliation of net income (loss) to adjusted net income:

Net income (loss) as reported	$3,229	$0.13	$(10,690)	$(0.49)

Adjustment for the acquisition deal costs and acquisition-related fair value inventory adjustment, inclusive of the income tax effect	668	0.03	--	--

Goodwill impairment, inclusive of the income tax effect	--	--	12,637	0.58

Adjusted net income and earnings per share	$3,897	$0.16	$1,947	$0.09

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as “guidance,” “forecasts,” “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, reliance on key customers, financial difficulties experienced by customers, potential costs associated with litigation and regulatory compliance, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs, unexpected difficulties in integrating acquired businesses, the cyclical and seasonal nature of our business, the ability to retain key employees of acquired businesses and any other factors that may be identified in our reports filed with the Securities and Exchange Commission, including our Form 10-K.  The Company has no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

LSI Industries is an Image Solutions company, dedicated to advancing solid-state LED technology in lighting and graphics applications. We combine integrated technology, design, and manufacturing to supply high quality, environmentally friendly lighting fixtures and graphics elements for commercial, retail and specialty niche market applications.  LSI is a U.S. manufacturer with marketing / sales efforts throughout the world with concentration currently on North American, South American, Asian, Australian, New Zealand and European markets.

LSI Industries Inc. Fiscal 2010 Results
January 21, 2010

Building upon its success with the Crossover® LED canopy fixture, LSI is committed to producing affordable, high performance, energy efficient lighting products, including solid-state LED light fixtures, for indoor and outdoor use.  The Company also designs, produces, markets and manages a wide array of custom indoor and outdoor graphics programs including signage, menu board systems, decorative fixturing, LED displays and digital signage, and large format billboard and sports screens using solid-state LED technology.  In addition, we provide design support, engineering, installation and project management for custom rollout programs for today’s retail environment.  The Company’s technology R&D operation located in Montreal, Canada designs, produces and supports high performance light engines and large format billboard, sports and entertainment video screens using solid-state LED technology.

LSI’s major markets are the commercial / industrial lighting, petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts), sports and entertainment markets.  LSI employs approximately 1,400 people in facilities located in Ohio, New York, North Carolina, Kansas, Kentucky, Rhode Island, Tennessee, Texas and Montreal, Canada.  The Company’s common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact either Bob Ready, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.  More information on LSI’s quarterly earnings, including additional financial analysis and an earnings overview presentation, will also be available at this site after the Investor Call to be held at 10:00 a.m. Eastern Time on Friday, January 22, 2010.

LSI Industries Inc. Fiscal 2010 Results
January 21, 2010

Condensed Statements of Operations

(in thousands, except per share data; unaudited)	Three Months Ended December 31		Six Months Ended December 31
	2009	2008	2009	2008
Net sales	$69,374	$60,787	$137,050	$136,625
Cost of products and services sold	53,074	47,530	104,153	105,189
Gross profit	16,300	13,257	32,897	31,436

Selling and administrative expenses	13,367	14,014	27,467	27,977

Goodwill impairment	--	13,250	--	13,250

Operating income	2,933	(14,007)	5,430	(9,791)

Interest expense, net	32	(1)	66	4

Income (loss) before income taxes	2,901	(14,006)	5,364	(9,795)

Income tax expense (benefit)	1,309	(629)	2,135	895

Net income (loss)	$1,592	$(13,377)	$3,229	$(10,690)

Income per common share

Basic	$0.07	$(0.61)	$0.13	$(0.49)
Diluted	$0.07	$(0.61)	$0.13	$(0.49)

Weighted average common shares outstanding

Basic	24,275	21,799	23,979	21,798
Diluted	24,284	21,799	23,986	21,798

Condensed Balance Sheets
(in thousands, unaudited)

	December 31, 2009	June 30, 2009
Current Assets	$93,482	$92,117
Property, Plant and Equipment, net	44,716	42,043
Other Assets	29,490	18,958
	$167,688	$153,118

Current Liabilities	$17,067	$19,617
Long-Term Debt	1,116	--
Other Long-Term Liabilities	3,040	3,028
Shareholders’ Equity	146,465	130,473
	$167,688	$153,118